Press Release

SANTANDER BANCORP REPORTS EARNINGS FOR THE

QUARTER ENDED MARCH 31, 2007

  Net interest income for the quarter ended March 31, 2007 increased $16.6 million or 26.5% compared to the first quarter of 2006, and $4.2 million or 5.5% compared to the previous quarter.

  Net interest margin on a tax equivalent basis improved 70 basis points to 3.94% for the quarter ended March 31, 2007 versus 3.24% for the quarter ended March 31, 2006. There was an improvement of 27 basis points compared to the fourth quarter of 2006.

  Net income for the quarter ended March 31, 2007 was $11.7 million, or $0.25 per common share, compared to net income of $13.4 million, or $0.29 per common share reported for the first quarter of 2006 and $10.1 million, or $0.22 per common share reported for the fourth quarter of 2006. Excluding the compensation cost related to the long-term incentive plan (described below), Santander BanCorp's earnings would have been $13.2 million, or $0.28 per share.

  The Corporation's net income for the first quarter of 2007 included an after-tax compensation expense of $1.5 million associated with a long-term incentive plan sponsored by Santander BanCorp's parent company, Banco Santander Central Hispano, S.A. (BSCH). The plan becomes exercisable in January 2008. The cost of the plan will be reimbursed to the Corporation by BSCH, at which time it will be recognized as a capital contribution.

  Net charge-offs to average loans for the quarter ended March 31, 2007 were 0.80% compared to 0.93% in the previous year. The provision for loan losses for the quarter was 1.6 times the net charge-offs of the quarter.

  As of March 31, 2007, the allowance for loan losses to non-performing loans and accruing loans past due 90 days or more increased to 85.05%, an increase of 391 basis points from 81.14% as of March 31, 2006 and an increase of 143 basis points from 83.62% as of December 31, 2006.

  Efficiency ratio on a tax equivalent basis improved 322 basis points to 62.28% during the first quarter of 2007 compared to 65.50% for the first quarter of 2006, and 338 basis points compared to 65.66% for the fourth quarter of 2006. Excluding the effect of the long term incentive plan, the Efficiency Ratio on a tax equivalent basis for the first quarter of 2007 would have been 60.14%, an improvement of 552 basis points over the fourth quarter of 2006.

  The common stock dividend for the quarter ended March 31, 2007 was $0.16 resulting in a current annualized dividend yield of 3.6%.

San Juan, Puerto Rico, May 10, 2007 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) ("the Corporation") reported today its unaudited financial results for the quarter ended March 31, 2007. Net income for the first quarter of 2007 reached $11.7 million, or $0.25 per share, compared to net income of $13.4 million, or $0.29 per share, reported during the first quarter of 2006 and net income of $10.1 million, or $0.22 per share for the fourth quarter of 2006. The Corporation's net income for the first quarter of 2007 included an after-tax compensation expense of $1.5 million associated with a long-term incentive plan sponsored by Santander BanCorp's parent company, Banco Santander Central Hispano, S.A. (BSCH). The plan becomes exercisable in January 2008. The cost of the plan will be reimbursed to the Corporation by BSCH, at which time it would be recognized as a capital contribution. Excluding the compensation cost related to the long-term incentive plan, Santander BanCorp's earnings would have been $13.2 million, or $0.28 per share.

Net interest margin on a tax equivalent basis increased by 70 basis points to 3.94% for the quarter ended March 31, 2007, compared to the first quarter of 2006, and 27 basis points compared to 3.67% for the fourth quarter of 2006.

The $1.6 million decrease in net income for the quarter ended March 31, 2007 when compared to the same period in 2006, was principally due to: (i) an increase in operating expenses of $12.3 million (of which $7.3 million relate to Santander Financial Services, Inc. ("Island Finance") and $2.5 million relate to the long term incentive plan described above); (ii) partially offset by a $2.1 million increase in net interest income after provision for loan losses, a $7.6 million increase in other income and a $0.9 million decrease in income tax expense. Increases in net interest income, provision for loan losses and operating expenses were mainly due to the operations of Island Finance.

Financial Results

The Corporation's financial results for the quarter ended March 31, 2007 were impacted by the following:

  The Corporation experienced a net interest margin1 expansion of 70 basis points to 3.94% for the quarter ended March 31, 2007 versus the same period in the prior year.

  For the quarter ended March 31, 2007, other income increased $7.6 million or 28.9% primarily due to: an increase in gain on sale of residential mortgage and charged-off loans of $2.4 million, an increase in broker-dealer, asset management and insurance fees of $1.2 million, increase in credit card fees of $0.6 million, trading gains of $0.4 million, mortgage servicing rights recognized of $0.9 million, decrease in loss on valuation of mortgage loans held for sale of $0.7 million, an increment in gain on sale of equipment and Real Estate Owned ("REO") of $0.2 and $0.3 million, respectively, and increases in other fees of $0.3 million.

  The Corporation experienced an increase in operating expenses related to the Island Finance operation and to a long term incentive plan sponsored by the Corporation's parent company. Excluding the Island Finance operation and expenses related to the long term incentive plan, operating expenses increased by $2.5 million or 4.7% for the quarter ended March 31, 2007. This increment is mainly due to increases of $1.1 in business promotion expense and $1.0 million in provision for repossessed assets and related expenses.

  The Corporation's net income for the first quarter of 2007 included an after-tax compensation expense of $1.5 million associated with a long-term incentive plan sponsored by BSCH. The plan becomes exercisable in January 2008. The cost of the plan will be reimbursed to the Corporation by BSCH, at which time it would be recognized as a capital contribution.

  The Corporation's income tax expense decreased $0.9 million for the three month period ended March 31, 2007. This decrease was due to lower net income before tax and the elimination of the temporary surtaxes imposed by the Commonwealth of Puerto Rico for fiscal years 2005 and 2006. The effective income tax rate was 39.5% for the quarter ended March 31, 2007 versus 39.2% for the same period in 2006.

  The Corporation grew its net loan portfolio by 14.5% year over year, excluding the commercial loans secured by mortgages.

Net income for the quarter ended March 31, 2007 was $11.7 million or $0.25 per common share compared to net income for the quarter ended March 31, 2006 of $13.4 million or $0.29 per common share. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 8.20% and 0.53%, respectively, for the quarter ended March 31, 2007, compared to 10.07% and 0.65%, respectively, for the first quarter of 2006. The Efficiency Ratio2 for the quarters ended March 31, 2007 and 2006 was 62.28% and 65.50%, respectively. Excluding the effect of the long term incentive plan that will be reimbursed to the Corporation, ROE, ROA and the Efficiency Ratio2 for the first quarter of 2007 would have been 9.25%, 0.59% and 60.14%, respectively. Excluding the long term incentive compensation expense for the first quarter of 2007 and the fourth quarter of 2006, the Corporation reflected an improvement of 205 basis points, 13 basis points and 624 basis points in its ROE, ROA and the Efficiency Ratio2 , respectively, for the first quarter of 2007 compared to the same ratios for the fourth quarter of 2006.

Income Statement

The $1.6 million or 12.2% reduction in net income for the quarter ended March 31, 2007 compared to the same period in 2006 was principally due to increases in the provision for loan losses of $14.5 million and operating expenses of $12.3 million. These changes were partially offset by increases in net interest income of $16.6 million and $7.6 million in other income, as well as a decrease in the provision for income tax of $0.9 million. Excluding the $1.5 million net effect of the long term incentive plan that will be reimbursed to the Corporation, the net income reduction for the quarter ended March 31, 2007 compared to the same period in 2006 was $0.1 million or less than 1%.

Net interest margin 1 for the first quarter of 2007 was 3.94% compared with 3.24% for the first quarter of 2006. This increase of 70 basis points in net interest margin1 was mainly due to an increase of 145 basis points in the yield on average interest earning assets and an increase in average interest earning assets of $313.3 million, primarily as a result of the acquisition of the assets of Island Finance on February 28, 2006. There was an increase of 84 basis points in the average cost of interest bearing liabilities and an increase in average interest bearing liabilities of $303.8 million. Interest income1 increased $35.3 million or 26.3% during the first quarter of 2007 compared to the same period in 2006, while interest expense increased $18.4 million or 26.5%.

For the first quarter of 2007 average interest earning assets increased $313.3 million or 3.9% and average interest bearing liabilities increased $303.8 million or 4.3% compared to the same period in 2006. The increase in average interest earning assets compared to the first quarter of 2006 was driven by an increase in average net loans of $660.9 million, which was partially offset by a decrease in average investments of $272.1 million and average interest bearing deposits of $75.5 million. The increase in average net loans was due to an increase of $490.4 million or 22.5% in average mortgage loans as a result of the Corporation's continued emphasis on growing this portfolio by strengthening its residential mortgage production capabilities. There was also an increase of $444.5 million or 55.9% in the average consumer loan portfolio primarily as a result of the acquisition of Island Finance. These increases were partially offset by a decrease in the average commercial loan portfolio of $245.4 million or 7.5% due primarily to the settlement with Doral of $608.2 million of commercial loans secured by mortgages during the second quarter of 2006. Excluding the loans settled with Doral in 2006, the average commercial loan portfolio grew $384.8 million or 14.6%.

The increase in average interest bearing liabilities of $303.8 million for the quarter ended March 31, 2007, was driven by an increase in average borrowings of $360.6 million compared to the quarter ended March 31, 2006. This increase was due to an increase in borrowings of $215.7 million incurred in connection with to the acquisition of Island Finance and the refinancing of other existing debt of the Corporation, an increase in average FHLB Advances of $391.9 million partially offset by reductions in average repurchase agreements of $111.6 million and average commercial paper of $135.4 million.

The improvement of 27 basis points in net interest margin on a tax equivalent basis for the first quarter of 2007 compared to the fourth quarter of 2006 was primarily due to a decrease in average interest bearing liabilities of $140.7 million together with an increase in the yield on average interest earning assets of 25 basis points and a change in the composition of average interest earning assets. There was a decrease in average interest bearing deposits of $160.9 million and of $42.1 million in notes payable, partially offset by an increase in average borrowings of $62.2 million for the first quarter of 2007 compared to the fourth quarter of 2006. Although there was a decrease of $36.8 million in average interest earning assets over the same periods, there was a shift from lower yielding average interest bearing deposits and average investment securities, which decreased $139.1 million and $33.9 million, respectively, to higher yielding average net loans which increased $136.2 million.

The provision for loan losses increased $14.5 million or 192.2% from $7.5 million for the quarter ended March 31, 2006 to $22.0 million for the first quarter in 2007. The increase in the provision for loan losses was due primarily to the Island Finance operation which registered an increase in the provision for loan losses of $11.5 million for the quarter ended March 31, 2007.

For the quarter ended March 31, 2007, other income reached $34.1 million compared to $26.4 million reported for the same period in 2006. This $7.6 million or 28.9% increase in non-interest income for the first quarter of 2007 compared to the same period in 2006, was mainly due to: an increase in gain on sale of residential mortgage and charged-off loans of $2.4 million, an increase in broker-dealer, asset management and insurance fees of $1.2 million (mainly related to insurance fees generated from credit life commissions related to the Island Finance operation), increase in credit card fees of $0.6 million, trading gains of $0.4 million, mortgage servicing rights recognized of $0.9 million, decrease in loss on valuation of mortgage loans held for sale of $0.7 million, an increase in gain on sale of equipment and REOs of $0.2 and $0.3 million, respectively, and an increase in other fees of $0.3 million.

The Efficiency Ratio3 for the quarters ended March 31, 2007 and 2006 was 62.28% and 65.50%, respectively, reflecting an improvement of 322 basis points. This improvement was mainly the result of higher operating income. During the first quarter of 2007 the Corporation recognized compensation expense of $2.5 million pursuant to a Long Term Incentive Plan to certain employees. The Corporation is accruing the bonus which will be reimbursed by the Parent Company and such reimbursement will be reflected in the Corporation's capital when the target cash bonuses are paid to employees in January 2008. Excluding the effect of this incentive plan the Efficiency Ratio3 would have been 60.14% a 536 basis point improvement over the same quarter of 2006.

Operating expenses increased $12.3 million or 20.7% from $59.7 million for the quarter ended March 31, 2006 to $72.0 million for the quarter ended March 31, 2007. This increase was due primarily to the Island Finance operation which contributed an increase in operating expenses of $7.3 million for the quarter ended March 31, 2007 compared to March 31, 2006 (first month of operations of Island Finance with the Corporation), and $2.5 million associated with the long-term incentive plan. The following table presents the major variances in operating expenses between the first quarter of 2007 and 2006.

 Excluding the Island Finance operation and expenses related to the long term incentive plan, operating expenses increased by $2.6 million or 4.7% for the quarter ended March 31, 2007 when compared to the same period in 2006.

Island Finance

The table below presents condensed results of operations and selected financial information of Island Finance for the quarters ended March 31, 2007 and 2006 including certain adjustments that are non GAAP such as insurance commissions related to the Island Finance loan portfolio and interest expense mark-up charged by the Corporation.

Balance Sheet

Total assets as of March 31, 2007 increased $41.0 million or 0.5% to $9.19 billion compared to total assets of $9.15 billion as of March 31, 2006, and $6.4 million or 0.1% compared to total assets of $9.19 billion as of December 31, 2006. As of March 31, 2007, there was an increase of $260.2 million in net loans, including loans held for sale (further explained below) compared to March 31, 2006 balances and $91.8 million compared to December 31, 2006 balances. The investment securities portfolio decreased $194.4 million, from $1.6 billion as of March 31, 2006 to $1.4 billion as of March 31, 2007.

The net loan portfolio, including loans held for sale, reflected an increase of 3.9% or $260.2 million, reaching $6.9 billion at March 31, 2007, compared to the figures reported as of March 31, 2006. Compared to December 31, 2006, the net loan portfolio grew by $91.8 million. The following table reflects the period end loan balances as March 31, 2007 and 2006.

The Corporation experienced net loan growth of 14.5% year over year, excluding commercial loans secured by mortgages to Doral at March 31, 2006 that were subsequently settled. This growth was primarily due to corporate and construction loans with a combined growth in these two segments of $329 million, credit cards and personal installment loans at Banco Santander Puerto Rico with a growth of $105 million, and residential mortgages with a growth of $402 million. Combined, these five segments achieved double digit loan growth consistent with the business strategy of the Corporation and represented 95% of the 14.5% annual growth. The growth in the construction loan and residential mortgage portfolio were driven by the opportunity to regain a leading role as a residential construction lender and the enhanced mortgage distribution capabilities. The corporate portfolio benefited from a client by client business plan that yielded new relationships and opportunities with existing clients. The consumer portfolio at Banco Santander grew as a result of successful campaigns launched in credit cards and personal installment loans to increase cross-selling to the existing client base and attract new clients.

Residential mortgage loan origination for the first quarter of 2007 was $178 million or 2.8% less than the $183 million originated during the same quarter last year. The total of mortgage loans sold during the first quarter 2007 was $94 million versus $0.6 million during the first quarter of 2006.

Deposits of $5.2 billion at March 31, 2007 reflected a decrease of 3.5%, compared to deposits of $5.4 billion as of March 31, 2006 and a decrease of 2.7% compared to deposits of $5.3 billion as of December 31, 2006. Total borrowings at March 31, 2007 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, and term and capital notes) increased $233.8 million or 8.1% and $178.5 million or 6.0% compared to borrowings at March 31, 2006 and December 31, 2006, respectively.

Financial Strength

The ratio of non-performing loans and accruing loans past-due 90 days or more (past-due loans) to total loans as of March 31, 2007 was 1.92%, a 32 basis point and an 8 basis point increase compared to the 1.60% reported as of March 31, 2006, and 1.84% reported as of December 31, 2006, respectively. Non-performing loans and accruing loans past-due 90 days or more at March 31, 2007 amounted to $135.4 million comprised of $36.0 million at Island Finance and $99.4 million at the Bank. The Corporation's non-performing loans and accruing loans past-due 90 days or more (excluding Island Finance non-performing loans) reflected an increase of $21.3 million or 27.3% compared to March 31, 2006. The following table presents the major categories of non-performing loans and the variances for the periods indicated:

Island Finance loans acquired pursuant to the Asset Purchase Agreement on February 28, 2006 are subject to a guarantee by Wells Fargo of up to $21.0 million (maximum reimbursement amount) for net losses in excess of $34.0 million, occurring on or prior to the 15th month anniversary of the acquisition. The Corporation is provided with an additional guarantee of up to $7.0 million for net losses incurred in the acquired loan portfolio in excess of $34.0 million during months 16 to 18 of the anniversary, subject to the maximum aggregate reimbursement amount of $21.0 million. As of March 31, 2007, the Corporation had $4.8 million available under this guarantee, which it expects to claim reimbursement during the next quarter.

The allowance for loan losses represents 1.64% of total loans as of March 31, 2007, a 34 basis point increase over the 1.30% reported as of March 31, 2006, and a 10 basis point increase over the 1.54% reported as of December 31, 2006. The allowance for loan losses to total loans excluding mortgage loans as of March 31, 2007 was 2.64% compared to 1.96% at March 31, 2006 and 2.49% as of December 31, 2006. The allowance for loan losses to total non-performing loans and accruing loans past due 90 days or more at March 31, 2007 increased 391 basis points to 85.05% compared to 81.14% at March 31, 2006. As of December 31, 2006, this ratio was 83.62%, a 143 basis point increase. Excluding non-performing mortgage loans4 (for which the Corporation has historically had a minimal loss experience) this ratio is 167.0% at March 31, 2007 compared to 139.7% as of March 31, 2006 and 161.3% as of December 31, 2006.

As of March 31, 2007, total capital to risk-adjusted assets (BIS ratio) reached 10.96% and Tier I capital to risk-adjusted assets and leverage ratios were 7.88% and 5.88%, respectively.

Customer Financial Assets under Control

As of March 31, 2007, the Corporation had $14.2 billion in Customer Financial Assets under Control. Customer Financial Assets under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management. Included in the $14.2 billion referred to above, approximately $1.1 billion from the trust business recently sold would be transferred either to the acquiring financial institution or any other institution that the trust client elects during the second and third quarters of 2007.

Shareholder Value

During the quarter ended March 31, 2007, Santander BanCorp declared a cash dividend of 16 cents per common share, resulting in a current annualized dividend yield of 3.6%. Market capitalization reached approximately $0.8 billion (including affiliated holdings) as of March 31, 2007.

There were no stock repurchases during 2007 and 2006 under the Stock Repurchase Program. As of March 31, 2007, the Corporation had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). 91% of the outstanding common stock of Santander BanCorp is owned by Banco Santander Central Hispano, S.A (Santander). The Corporation has five wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation, Santander Financial Services, Inc., Santander Insurance Agency, Inc. and Island Insurance Corporation. Banco Santander Puerto Rico has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 61 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,100 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Financial Services, Inc. offers consumer finance products through its network of 70 branches throughout the Island. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Santander (SAN.MC, STD.N) is the largest bank in the Euro Zone by market capitalization and seventh in the world by profit. Founded in 1857, Santander has EUR 833,873 million in assets and EUR 1,000,996 million in managed funds, 67 million customers, 10,852 branches and a presence in 40 countries. It is the largest financial group in Spain and Latin America, and is the sixth largest bank in the United Kingdom, through its Abbey subsidiary, and operates in Portugal, where it is the third largest banking group. Through Santander Consumer Finance, it also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In 2006, Santander registered € 7,596 million in net attributable profits, an increase of 22% from the previous year.

In Latin America, Santander manages over US$250 billion in banking business volumes (loans, deposits, mutual funds, pension funds and managed funds) through 4,370 offices. In 2006, Santander reported US$1,409 million in net attributable income in Latin America, 29% higher than the prior year.

For more information contact:

María Calero (787) 777-4437

Evelyn Vega (787) 777-4546

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

1On a tax-equivalente basis.

2On a tax-equivalente basis, excluding gains on sale of securities. Also excluding in 4Q06 FDIC asseement credits and gain on tax credits purchased.

3On a tax-equivalente basis, excluding gains on sale of securities.

4 Mortgage loans included residential mortgages, commercial loans with real estate collateral and consumer loans with real estate collateral. They exclude construction loans.